Exhibit 99.1

RANPAK ANNOUNCES APPOINTMENT OF BILL DREW AS CFO

CONCORD TOWNSHIP, OHIO, August 10, 2020 – Ranpak Holdings Corp. (“Ranpak”) (NYSE: PACK), a leading provider of environmentally sustainable, systems-based, product protection solutions for e-commerce and industrial supply chains, today announced the appointment of Bill Drew as its Senior Vice President & Chief Financial Officer (“CFO”), effective immediately.  Mr. Drew will oversee all financial matters at Ranpak, including financial planning and analysis, accounting and financial reporting, tax, internal audit, investor relations, and treasury and risk management. He will report to Omar Asali, Ranpak’s Chairman and Chief Executive Officer.

Mr. Drew has been serving as Interim CFO of Ranpak since May 2020 and has previously held other leadership roles in the organization, including Chief of Staff and Head of Business Development. Previously, Mr. Drew was Managing Director at One Madison Group (“One Madison”), where he assisted in the acquisition of Ranpak by One Madison’s public company investment vehicle. Prior to One Madison, Mr. Drew served as Vice President, Investments of HRG Group, where he worked on numerous M&A and capital markets transactions, and as an investment analyst at Harbinger Capital Partners. Mr. Drew began his career as an investment banker at Deutsche Bank. He is a graduate of Georgetown University, where he received a BSBA in Finance in 2004.

Mr. Asali said, “Having worked closely with Bill for over a decade, I couldn’t be more pleased to have him take on the role of CFO at Ranpak. Bill’s financial expertise and deep knowledge of all aspects of corporate finance, financial planning, capital markets, and investor relations, together with his broad leadership capabilities, will be instrumental to helping Ranpak continue its strategy for future sustainable growth and enhanced shareholder value."

Mr. Drew stated, “I am thrilled at the opportunity to lead Ranpak’s finance organization and play a key role in helping Ranpak achieve its growth objectives. Ranpak is at the forefront of three powerful tailwinds: e-Commerce, Sustainability, and Automation. I am looking forward to working with the team to create shareholder value by enhancing Ranpak’s position to further benefit from these powerful trends in the marketplace. It is an exciting time to be at Ranpak.”

About Ranpak Holdings Corp.

Founded in 1972, Ranpak's goal was to create the first environmentally responsible system to effectively protect products during shipment. The development and improvement of materials, systems and total solution concepts have earned Ranpak a reputation as an innovative leader in e-commerce and industrial supply chain solutions. Ranpak is headquartered in Concord Township, Ohio and has over 600 employees.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by Ranpak in the reports filed with the Securities and Exchange Commission, including the risk factors that attempt to advise interested parties of the risks that may affect Ranpak’s business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, Ranpak’s actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ranpak assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Inquiries:

Bill Drew
ir@ranpak.com

Source: Ranpak Holdings Corp.